Exhibit 3.2

ISQ OPEN INFRASTRUCTURE COMPANY LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

DATED AS OF March 28, 2025

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ISQ OPEN INFRASTRUCTURE COMPANY LLC

This Second Amended and Restated Limited Liability Company Agreement, dated as of March 28, 2025 (as amended, restated or supplemented or otherwise modified from time to time, this “Agreement”), of ISQ Open Infrastructure Company LLC (the “Company”) is entered into by ISQ Holdings, LLC, as the Series I Controlling Shareholder, and ISQ Open Infrastructure Holdings, L.P., a Cayman Islands limited partnership, as the Series II Controlling Shareholder. As used in this Agreement, the term “Series I Controlling Shareholder” means ISQ Holdings, LLC, in its capacity as a member of the Company associated with Series I within the meaning of Section 18-101(13) of the Act (as hereinafter defined) and any other person or entity admitted as an additional or substitute member of the Company associated with Series I and designated as a Series I Controlling Shareholder. As used in this Agreement, the term “Series II Controlling Shareholder” means ISQ Open Infrastructure Holdings, L.P., in its capacity as a member of the Company associated with Series II within the meaning of Section 18-101(13) of the Act (as hereinafter defined) and any other person or entity admitted as an additional or substitute member of the Company associated with Series II and designated as a Series II Controlling Shareholder. “Controlling Shareholders” means each of Series I Controlling Shareholder and the Series II Controlling Shareholder.

WHEREAS, the Company was previously formed under the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”), pursuant to the Certificate of Formation of the Company filed in the office of the Secretary of State of the State of Delaware on January 15, 2025 (as amended or amended and restated from time to time, the “Certificate of Formation”) and the execution of the Limited Liability Company Agreement of the Company, dated as of January 15, 2025 (the “Original Agreement”), by ISQ Holdings, LLC, as the Controlling Shareholder (as defined therein);

WHEREAS, the Original Agreement was amended and restated pursuant to the Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 13, 2025 (the “A&R Agreement”), by ISQ Holdings, LLC, as the Controlling Shareholder (as defined therein);

WHEREAS, on the date hereof, the Company, the Series I Controlling Shareholder, the Series II Controlling Shareholder, Series I and Series II (each as defined below), entered into that certain Contribution Agreement (the “Contribution Agreement”); and

WHEREAS, in connection with the transactions contemplated by the Contribution Agreement, the parties hereto wish to amend and restate the A&R Agreement in its entirety and enter into this Agreement as of the date hereof.

NOW, THEREFORE, the undersigned do hereby amend and restate the A&R Agreement in its entirety and do hereby agree as follows:

1. Name. The name of the Company is ISQ Open Infrastructure Company LLC or such other name as the Series II Controlling Shareholder may from time to time hereafter designate.

2. Definitions. Capitalized terms used but not otherwise defined herein have the meanings set forth therefor in Section 18-101 of the Act.

3. Purpose and Powers.

(a) The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

(b) In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized to do any and all things and engage in any and all activities as may be necessary, convenient or incidental to the conduct of the business of the Company, and shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

(c) Notwithstanding anything in this Agreement, the execution, delivery and performance by the Company of the Contribution Agreement, and each of the transactions contemplated by this Agreement, are hereby authorized ratified and approved in all respects.

4. Registered Office and Agent. The registered office of the Company in the State of Delaware is located at c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808. The registered agent or office of the Company may be changed, from time to time, by an amendment to the Certificate of Formation.

5. Members. The name and business address of the Controlling Shareholders as of the date hereof are set forth on Schedule A hereto. The Series I Controlling Shareholder was previously admitted to the Company as a member of the Company and is hereby admitted to the Company as a member of the Company associated with Series I upon its execution of this Agreement. The Series II Controlling Shareholder is hereby admitted to the Company as a member of the Company associated with Series II upon its execution of this Agreement. One or more additional members of the Company may be admitted to the Company with the written consent of the Series II Controlling Shareholder. Except as specifically provided in this Agreement, the members of the Company shall have no power or authority to act for or on behalf of, or to bind, the Company notwithstanding the last sentence of Section 18-402 of the Act.

6. Board of Directors. Except as otherwise expressly provided in this Agreement, the business and affairs of the Company will be managed by a board (the “Board”) of directors (each, a “Director”). The Board has the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described in this Agreement. Each Director shall be a “manager” of the Company within the meaning of the Act. The Series II Controlling Shareholder may determine the size of the entire Board and may designate, remove or replace any Director, with or without cause, at any time. The size of the entire Board and the Directors of the Company as of the date of this Agreement are set forth on Schedule B hereto. A meeting of the Board may be called by notice that is provided to all Directors, and no notice is required with respect to any particular Director if such Director consents in writing (including by e-mail) to a waiver of such notice either before or after the meeting. A majority of the Directors constituting the entire Board who are present in person or by written proxy at the meeting shall constitute a quorum for the transaction of business. Any action by the Board may be taken at a meeting with the approval of a majority of the Directors constituting the entire Board. Any action by the Board may be taken by written consent in lieu of having a meeting if (i) all Directors receive notice of the action to be taken by written consent in lieu of a meeting and (ii) a majority of the Directors constituting the entire Board consents to the action in writing (including by e-mail). The Company is hereby authorized to execute, deliver and perform, and any Director or Officer, on behalf of the Company, is hereby authorized to execute and deliver, any documents, agreements and certificates related to the Company including, without limitation: (i) the Management Agreement by I Squared Capital Registered Advisor LLC and accepted and agreed by the Company, and (ii) all documents, agreements or certificates contemplated thereby or related thereto and any amendments to the foregoing, all without any further act, vote or approval of any person or entity notwithstanding any provision of this Agreement.

7. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no member of the Company, or Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company or Director.

8. Term. The term of the Company commenced on the date of filing of the Certificate of Formation and will continue until the Company is dissolved and its affairs are wound up in accordance with Section 12 of this Agreement and the Certificate of Formation is canceled in the manner required by the Act.

9. Capital Contributions. None of the Controlling Shareholders shall be required by the Board, the Company, any other members of the Company (if any) or any other person or entity to make any contribution to the capital of the Company. However, a Controlling Shareholder may at any time make contributions to the capital of the Company without the consent of other members of the Company (if any) or the Board.

10. Assignments of Member Interest. Each Controlling Shareholder may sell, assign, pledge or otherwise transfer or encumber any of its interest in the Company. If a Controlling Shareholder transfers all of its limited liability company interest in the Company pursuant to this Section 10, the transferee shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective simultaneously with the transfer, and, simultaneously with such admission, the transferor Controlling Shareholder shall cease to be a member of the Company.

11. Allocations and Distributions. Distributions of cash or other assets of a Series will be made at such times and in such amounts as the Controlling Shareholder of such Series may determine in its sole and absolute discretion. Notwithstanding any provision to the contrary contained in this Agreement, no distribution shall be made to a Controlling Shareholder or any other member of the Company if and to the extent that such distribution would violate the Act or other applicable law.

12. Dissolution.

(a) The Company will be dissolved and its affairs wound up upon the first to occur of the following: (i) the written consent of the Series II Controlling Shareholder to dissolve the Company; (ii) the time at which there are no members of the Company, except that the Company will not be dissolved and will not be required to be wound up if a New Member (as defined below) is admitted to the Company in accordance with Section 12(b), effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company (the “Terminating Event”) within ninety (90) calendar days after the occurrence of the Terminating Event; or (iii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

(b) Upon the occurrence of a Terminating Event, a person or entity, including the personal representative of the last remaining member of the Company or its nominee or designee, may be admitted to the Company as a member of the Company (the “New Member”) and such New Member will be so admitted to the Company effective as of such Terminating Event upon such New Member’s execution of an instrument in writing, either before or after the Terminating Event, stating that such New Member is to be so admitted to the Company in accordance with this Section 12, and such New Member agrees in writing to become a party to, and bound by, this Agreement.

(c) Upon the dissolution and winding up of the Company, the assets of the Company will be applied as provided in Section 18-804 of the Act.

(d) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the members of the Company in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflict of laws.

14. Officers. The Board may designate persons as the Board may deem necessary or appropriate for the conduct of the Company’s business (subject to the supervision and control of the Board), to be officers (each, an “Officer”) with titles, including, but not limited to, “Chairman,” “Chief Executive Officer,” “President,” “Vice President,” “Assistant Vice President - Taxes,” “Treasurer,” “Secretary,” “Managing Director,” “Senior Managing Director”, “Chief Financial Officer,” “Assistant Treasurer,” “Chief Investment Officer” and “Assistant Secretary” who shall exercise such powers and perform such duties as and to the extent authorized by this Agreement or the Board. The Board may designate, remove or replace any Officer, with or without cause, at any time. The Officers of the Company as of the date of this Agreement are set forth on Schedule C hereto.

15. Authorization.

(a) Notwithstanding any provision in this Agreement to the contrary, each Director and, subject to the authorization of the Board, each Officer (such Director or Officer, an “Authorized Person”) is hereby authorized, without the need for any further act, vote or consent of any Controlling Shareholder, (i) to cause the Company to perform the Company’s obligations under, this Agreement, and (ii) to take any action, in such capacity, contemplated by or arising out of this Agreement.

(b) Each Authorized Person, acting individually, is hereby authorized and empowered, as an authorized person of the Company within the meaning of the Act, or otherwise:

(i) to execute and deliver and/or file (in the name and on behalf of the Company or otherwise) any agreement of the Company (including, without limitation, any investment advisory agreements) (and any amendments, restatements, and/or supplements thereof), the Certificate of Formation (and any amendments, restatements and/or supplements thereof) and any other certificates, notices, applications and other documents (and any amendments, restatements, and/or supplements thereof) to be filed with any government or governmental or regulatory body, including the Secretary of State of the State of Delaware, by or on behalf of the Company or otherwise, including, without limitation, any such documents that may be necessary or advisable for the Company to qualify to do business in a jurisdiction in which the Company desires to do business; and

(ii) to prepare or cause to be prepared, and to sign, execute, and deliver and/or file (in the name and on behalf of the Company or otherwise): (A) such agreements, instruments, certificates and other documents as may be necessary or desirable in furtherance of the Company’s purposes, (B) any certificates, forms, notices, applications, or other documents to be filed with any government or governmental or regulatory body on behalf of the Company, (C) a registration statement on Form 10 and any amendments thereto pursuant to the Securities Exchange Act of 1934, as amended, (D) any certificates, forms, notices, applications, and other documents that may be necessary or advisable in connection with any bank account of the Company or any banking facilities or services that may be utilized by the Company and all checks, notes, drafts and other documents of the Company that may be required in connection with any such bank account or any such banking facilities or services, (E) resolutions with respect to any of the foregoing matters, and (F) any amendments, restatements, and/or supplements of any of the foregoing.

The authority granted to any person in this Section 15 may be revoked or restricted at any time by the Board.

Notwithstanding anything in this Agreement, (i) the execution, delivery and filing of the Company’s Certificate of Formation with the Secretary of State of the State of Delaware by Gautam Bhandari (ii) the execution, delivery and filing of the Company’s Amended and Restated Certificate of Formation with the Secretary of State of the State of Delaware by Gautam Bhandari, (iii) the execution, delivery and filing of the Certificate of Registered Series of Series I with the Secretary of State of the State of Delaware by Gautam Bhandari, and (iv) the execution, delivery and filing of the Certificate of Registered Series of Series II with the Secretary of State of the State of Delaware by Gautam Bhandari, are each hereby authorized, approved, confirmed and ratified in all respects as the actions of an authorized person of the Company within the meaning of the Act.

16. Other Business. Any member of the Company, Director, Officer, employee, advisor, agent or representative of the Company or any affiliate of any of the foregoing (each, an “Indemnified Person”) may engage in or possess an interest in other business opportunities or ventures (unconnected with the Company) of every kind and description, independently or with others, similar or dissimilar to the business of the Company, and the Company shall have no rights by virtue of this Agreement in and to such independent opportunities or ventures or to the income or profits derived therefrom, and the pursuit of any such opportunity or venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper or a breach of any duty existing at law, in equity or otherwise. Notwithstanding any duty existing at law, in equity or otherwise, no Indemnified Person shall be obligated to present any particular investment opportunity or venture to the Company even if such opportunity or venture is of a character that, if presented to the Company, could be taken by the Company, and any Indemnified Person shall have the right to take for its own account (individually, as a partner or fiduciary, or otherwise) or to recommend to others any such particular investment opportunity or venture.

17. Exculpation; Indemnification.

(a) Exculpation. To the fullest extent permitted by law, an Indemnified Person (including such Indemnified Person’s heirs, executors or administrators) shall not be liable to the Company or any other person or entity bound by this Agreement for any loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit, claim or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such Indemnified Person, or a person or entity for whom such Indemnified Person was the legal representative, is or was a member of the Company (including without limitation, the Controlling Shareholders) or a director, officer, partner, trustee, manager, member, employee or agent of such member (including without limitation, the Controlling Shareholders) or the Company or, while a director, officer, partner, trustee, manager, member, employee, advisor, representative or agent of a member of the Company (including without limitation, the Controlling Shareholders) or the Company; provided that such Indemnified Person shall not be entitled to exculpation hereunder only to the extent such Indemnified Person’s conduct constituted fraud, bad faith or willful misconduct. A director, officer, partner, trustee, manager, member, employee, advisor, representative or agent of a wholly-owned subsidiary of the Company, an affiliate thereof or any other subsidiary designated from time to time by the Company (a “Subsidiary Person”) will be deemed to be an Indemnified Person serving at the request of the Company as a director, officer, partner, trustee, manager, member, employee, advisor, representative or agent of such subsidiary or affiliate thereof for purposes of this Section 17 (regardless of whether such person is or was a director, officer, partner, trustee, manager, member, employee or agent of the Company), and such Subsidiary Person shall be exculpated in accordance with this Section 17; provided that such person shall not be entitled to exculpation hereunder to the extent (i) such person’s conduct constituted fraud, bad faith or willful misconduct or (ii) such person’s actions or omissions were not made during the course of performing or otherwise in connection with (x) his or her duties as a director, officer, partner, trustee, manager, member, employee, advisor, representative or agent of such subsidiary or an affiliate thereof or (y) a request made by such subsidiary or an affiliate thereof.

(b) Indemnification. To the fullest extent permitted by law, the Company shall indemnify any Indemnified Person (including such Indemnified Person’s heirs, executors or administrators) who was or is made or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, claim or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such Indemnified Person, or a person or entity for whom such Indemnified Person was the legal representative, is or was a member of the Company (including without limitation, the Controlling Shareholders) or a director, officer, partner, trustee, manager, member, employee, advisor, representative or agent of such member (including without limitation, the Controlling Shareholders) or the Company from and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such Indemnified Person in connection with such action, suit, claim or proceeding, including appeals; provided that such Indemnified Person shall not be entitled to indemnification hereunder only to the extent such person’s conduct constituted fraud, bad faith or willful misconduct. A Subsidiary Person will be deemed to be an Indemnified Person serving at the request of the Company as a director, officer, partner, trustee, manager, member, employee, advisor, representative or agent of such subsidiary or affiliate thereof for purposes of this Section 17 (regardless of whether such person is or was a director, officer, partner, trustee, manager, member, employee, advisor, representative or agent of the Company), and the Company shall indemnify such Subsidiary Person in accordance with this Section 17; provided that such person shall not be entitled to indemnification hereunder to the extent (i) such person’s conduct constituted fraud, bad faith or willful misconduct or (ii) such person’s actions or omissions were not made during the course of performing or otherwise in connection with (x) his or her duties as a director, officer, partner, trustee, manager, member, employee, advisor, representative or agent of such subsidiary or an affiliate thereof or (y) a request made by such subsidiary or an affiliate thereof. Notwithstanding the foregoing two sentences, except as otherwise provided in Section 17(d), the Company shall be required to indemnify a person described in the foregoing two sentences in connection with any action, suit, claim or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit, claim or proceeding (or part thereof) by such person was authorized by the Board or, in the case of a Subsidiary Person, such subsidiary or affiliate thereof or the Board.

(c) Advancement of Expenses. To the fullest extent permitted by law, the Company shall promptly pay expenses (including attorneys’ fees) incurred by any Indemnified Person or deemed Indemnified Person described in Section 17(b) in appearing at, participating in or defending any action, suit, claim or proceeding in advance of the final disposition of such action, suit, claim or proceeding, including appeals, upon presentation of an undertaking on behalf of such Indemnified Person or deemed Indemnified Person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified under this Section 17 or otherwise. Notwithstanding the preceding sentence, except as otherwise provided in Section 17(d), the Company shall be required to pay expenses of a person described in such sentence in connection with any action, suit, claim or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit, claim or proceeding (or part thereof) by such person was authorized by the Board.

(d) Unpaid Claims. If a claim for indemnification (following the final disposition of such action, suit, claim or proceeding) or advancement of expenses under this Section 17 is not paid in full within thirty (30) days after a written claim therefor by any Indemnified Person or deemed Indemnified Person described in Section 17(b) has been received by the Company, such person may file proceedings to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that such person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(e) Insurance. To the fullest extent permitted by law, the Company may purchase and maintain insurance on behalf of any Indemnified Person or deemed Indemnified Person described in Section 17(b) against any liability asserted against such person, whether or not the Company would have the power to indemnify such Indemnified Person or deemed Indemnified Person against such liability under the provisions of this Section 17 or otherwise.

(f) Enforcement of Rights. The provisions of this Section 17 shall be applicable to all actions, claims, suits or proceedings made or commenced on or after the date of this Agreement, whether arising from acts or omissions to act occurring on, before or after its adoption. The provisions of this Section 17 shall be deemed to be a contract between the Company and each person or entity entitled to indemnification under this Section 17 (or legal representative thereof) who serves in such capacity at any time while this Section 17 and the relevant provisions of applicable law, if any, are in effect, and any amendment, modification or repeal hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit, claim or proceeding then or theretofore existing, or any action, suit, claim or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Section 17 shall be found to be invalid or limited in application by reason of any law, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Section 17 shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person or entity may otherwise be or become entitled or permitted by contract, this Agreement, insurance or as a matter of law, both as to actions in such person’s or entity’s official capacity and actions in any other capacity, it being the policy of the Company that indemnification of any person or entity whom the Company is obligated to indemnify pursuant to Section 17(b) shall be made to the fullest extent permitted by law.

(g) Benefit Plans. For purposes of this Section 17, references to “fines” shall include any excise taxes assessed on a person or entity with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, manager, officer, employee, advisor, representative or agent of the Company which imposes duties on, or involves services by, such director, manager, officer, employee, advisor, representative or agent with respect to an employee benefit plan, its participants, or beneficiaries.

(h) Non-Exclusivity. This Section 17 shall not limit the right of the Company, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, persons or entities other than persons or entities described in Section 17(b).

18. Exclusive Jurisdiction. Each member of the Company (including the Controlling Shareholders), any other person or entity holding any beneficial interest in the Company (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise) and any other person or entity bound by this Agreement, to the fullest extent permitted by law, (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce (A) the provisions of this Agreement, (B) the duties, obligations or liabilities of the Company to its members, or of the members or the Board, Directors or Officers to the Company (or to the members of the Company), or among members of the Company, (C) the rights or powers of, or restrictions on, the Company, the members of the Company, Board, Directors or the Officers, (D) any provision of the Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Act relating to the Company (regardless of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction; (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding; (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper; (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, that nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law; and (vi) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING.

19. Third-Party Beneficiaries. Except with respect to Sections 16 and 17 hereof, which is for the benefit of the Indemnified Persons and deemed Indemnified Persons, the terms and provisions of this Agreement are intended solely for the benefit of the Controlling Shareholders and their respective successors and assigns, and it is not the intention of the Controlling Shareholders to confer third-party beneficiary rights, and nothing herein, express or implied, is intended to or shall confer upon any other person such rights.

20. Separability of Provisions. Each provision of this Agreement is considered separable and if, for any reason, any provision or provisions in this Agreement are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality will not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement.

22. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior understandings or agreements between the parties.

23. Interpretation. Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

24. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Series II Controlling Shareholder, except that Schedules B and C may be amended from time to time by or at the direction of any Director or Officer to reflect the addition, removal or replacement of any Director made by the Series II Controlling Shareholder or any Officer made by the Board in accordance with this Agreement, without the execution and delivery by the Series II Controlling Shareholder of a written agreement to amend this Agreement.

25. Electronic Signature. For the avoidance of doubt any person’s or entity’s execution and delivery of this Agreement by electronic signature and electronic transmission (jointly, an “Electronic Signature”), including via DocuSign or other similar method, shall constitute the execution and delivery of a counterpart of this Agreement by or on behalf of such person or entity and shall bind such person or entity to the terms of this Agreement. The parties hereto agree that this Agreement and any additional information incidental hereto may be maintained as electronic records. Any person or entity executing and delivering this Agreement by Electronic Signature further agrees to take any and all reasonable additional actions, if any, evidencing its intent to be bound by the terms of this Agreement, as may be reasonably requested by the Company.

26. Series.

(a) The following registered series of limited liability company interests in the Company within the meaning of Section 18-218 of the Act (each, a “Series”) were previously formed and hereby continue upon the execution of this Agreement: a Series designated as ISQ Open Infrastructure Company LLC – Series I (“Series I”) and (ii) a Series designated as ISQ Open Infrastructure Company LLC – Series II (“Series II”).

(b) As of the date hereof, the Series Agreement for Series I attached as Exhibit A to the A&R Agreement is hereby amended and restated by the Series Agreement for Series I attached hereto as Exhibit A and such Series Agreement is the Series Agreement of Series I. The terms of each Series shall be as set forth in this Agreement and in a separate “Series Agreement” of such Series (each, a “Series Agreement”). As of the date hereof, the Series Agreement for Series I attached as Exhibit A to the A&R Agreement (the “Original Series I Agreement”) is hereby amended and restated by the Series Agreement for Series I attached hereto as Exhibit A and such Series Agreement is the Series Agreement of Series I. As of the date hereof, the Series Agreement for Series II attached as Exhibit B to the A&R Agreement (the “Original Series II Agreement”) is hereby amended and restated by the Series Agreement for Series II attached hereto as Exhibit B and such Series Agreement is the Series Agreement of Series II. Each Series Agreement may be amended in accordance with its terms. The terms and provisions of a Series Agreement may have the effect of altering, supplementing or amending the terms and provisions hereof with respect to the related Series. To the extent that any of the terms or provisions of a Series Agreement conflict with any of the terms or provisions of this Agreement, the terms or provisions of such Series Agreement shall control with respect to the applicable Series and the members of the Company associated with such Series. For all purposes of the Act, this Agreement, together with each Series Agreement, constitutes the “limited liability company agreement” of the Company within the meaning of the Act.

(c) The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a Series shall be enforceable against the assets of such Series only and not against the assets of the Company generally or any other Series, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other Series shall be enforceable against the assets of such Series. Notwithstanding the foregoing, a Series may agree to be liable, including jointly and severally liable, for the obligations of one or more other Series. It is the intention of the parties hereto that the Company will acquire assets and incur debts, liabilities, expenses or other obligations only with respect to Series and not with respect to the Company generally. In furtherance of the foregoing, the Board may allocate any assets, debts, liabilities, expenses or other obligations of the Company acquired or incurred by the Company generally among each Series in such percentages and proportions as the Board may determine in its sole discretion.

(d) The records maintained for each Series shall account for the assets associated with such Series separately from the other assets of the Company, or any other Series, and assets associated with a Series may be held, directly or indirectly, including in the name of such Series, in the name of the Company, through a nominee or otherwise.

(e) Records maintained for a Series that reasonably identify its assets, including by specific listing, category, type, quantity, computational or allocational formula or procedure (including a percentage or share of any asset or assets) or by any other method where the identity of such assets is objectively determinable, will be deemed to account for the assets associated with such Series separately from the other assets of the Company or any other Series.

(f) A Series shall be dissolved, and its affairs wound up in accordance with the Act, upon (i) the dissolution of the Company, (ii) the written consent of the Board to dissolve such Series, or (iii) the entry of a decree of judicial dissolution of such Series under Section 18-218 of the Act. The dissolution and winding up of a Series shall not, in it of itself, cause a dissolution of the Company or the dissolution of any other Series. The dissolution of a Series shall not affect the limitation on liabilities of such Series or any other Series provided by this Agreement and the Act.

(g) Each provision of this Agreement and each reference herein to the “Company” may, except as otherwise expressly provided, be interpreted to mean “the Company (including each Series thereof)” or “the Company (including any Series thereof)” or “the Company (or any Series thereof)” where the context permits or requires such interpretation, and each reference to the “Company” may be interpreted on a Series-by-Series basis where context permits or requires such interpretation, as determined by the Board in its good faith discretion.

*     *     *

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

SERIES I CONTROLLING SHAREHOLDER:

ISQ HOLDINGS, LLC

By:	/s/ Gautam Bhandari
Name:	Gautam Bhandari
Title:	Manager

SERIES II CONTROLLING SHAREHOLDER:

ISQ Open Infrastructure Holdings, L.P.

By: ISQ Holdings, LLC, its sole general partner

By:	/s/ Gautam Bhandari
Name:	Gautam Bhandari
Title:	Manager

[Signature Page to the Second Amended and Restated Limited Liability Company Agreement of
ISQ Open Infrastructure Company LLC]

SCHEDULE A

Members of ISQ Open Infrastructure Company LLC

Controlling Shareholders	Address

ISQ Holdings, LLC	600 Brickell Avenue, PH, Miami, Florida 33131

ISQ Open Infrastructure Holdings, L.P.	600 Brickell Avenue, PH, Miami, Florida 33131

SCHEDULE B

Board of Directors

The Board consists of the following three (3) persons as the Directors of the Company and each Series:

Gautam Bhandari

Walid Chammah

Brian Collett

The following person is the Chairman of the Board of the Directors of the Company and each Series:

Walid Chammah

SCHEDULE C

Officers

The following persons are Officers of the Company and each Series with the titles set forth opposite his/her name:

Name	Office
Walid Chammah	Chief Executive Officer
Brian Collett	Chief Investment Officer
Dominic Spiri	Chief Financial Officer

EXHIBIT A

AMENDED AND RESTATED

SERIES AGREEMENT

THIS AMENDED AND RESATED SERIES AGREEMENT, dated as of ___________ __, 2025 (this “Series Agreement”), is the Series Agreement of ISQ Open Infrastructure Company LLC – Series I (the “New Series”), a registered series of ISQ Open Infrastructure Company LLC, a Delaware limited liability company (the “Company”). Capitalized terms used herein and not otherwise defined are used as defined in the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of ________ __, 2025 (as amended from time to time, the “LLC Agreement”).

RECITALS

WHEREAS, the Company was formed as a Delaware limited liability company and is governed under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (the “Act”) and the LLC Agreement;

WHEREAS, the New Series was previously formed as a series of limited liability company interests in the Company in accordance with the A&R Agreement;

WHEREAS, the Original Series I Series Agreement is hereby amended and restated by this Series Agreement upon the execution of the LLC Agreement; and

WHEREAS, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the New Series shall be enforceable against the assets of the New Series only, and not against the assets of the Company generally or any other Series, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other Series shall be enforceable against the assets of the New Series.

NOW THEREFORE, the Original Series I Series Agreement is hereby amended and restated in its entirety and the terms of the Series Agreement of the New Series are as follows:

1.	CREATION OF SERIES.

A	New Series.

In accordance with Section 1.2 of the LLC Agreement, the New Series hereby continues upon the execution of the LLC Agreement. The New Series shall be a “Series” for purposes of the LLC Agreement, with terms as are set forth herein and in the LLC Agreement. For all purposes of the Act, this Series Agreement together with each other Series Agreement of another Series and the LLC Agreement constitute the “limited liability company agreement” of the Company within the meaning of the Act. This Series Agreement is incorporated by reference into the LLC Agreement. This Series Agreement may have the effect of altering, supplementing or amending the LLC Agreement, and to the extent that any of the terms or provisions of this Series Agreement conflict with any of the terms or provisions of the LLC Agreement, the terms or provisions of this Series Agreement shall control with respect to the New Series and the Members associated with the New Series. The New Series shall be a registered series of limited liability company interests in the Company under Section 18-218 of the Act.

B.	Name of New Series.

The name of the New Series is ISQ Open Infrastructure Company LLC – Series I.

II.	MISCELLANEOUS PROVISIONS.

A.	Amendments.

This Series Agreement may be modified, altered, supplemented or amended (i) by the Board or (ii) pursuant to an amendment to the LLC Agreement signed by the Series I Controlling Shareholder.

B.	Binding Effect.

This Series Agreement is binding upon and inures to the benefit of the Company and the Members associated with the New Series, to the extent permitted by this Series Agreement, their respective legal representatives, successors and permitted assigns.

C.	Governing Law.

This Series Agreement, and all claims or causes of action (whether in contract, tort, statute, common law or otherwise) that may be based upon, arise out of or relate to this Series Agreement, or the negotiation, execution or performance of this Series Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Series Agreement or as an inducement to enter into this Series Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of Delaware.

D.	Construction.

Whenever the singular number is used in this Series Agreement and when required by the context, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter or non-binary genders and vice versa.

E.	Severability.

If any term, provision, covenant or condition of this Series Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Series Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

F.	Integration.

The LLC Agreement, this Series Agreement and the other Series Agreements of other Series constitute the entire agreement between the parties hereto and thereto pertaining to the subject matter hereof and thereof and supersede all prior agreements and understandings pertaining hereto and thereto.

EXHIBIT B

AMENDED AND RESTATED

SERIES AGREEMENT

THIS AMENDED AND RESTATED SERIES AGREEMENT, dated as of ___________ __, 2025 (this “Series Agreement”), is the Series Agreement of ISQ Open Infrastructure Company LLC – Series II (the “New Series”), a registered series of ISQ Open Infrastructure Company LLC, a Delaware limited liability company (the “Company”). Capitalized terms used herein and not otherwise defined are used as defined in the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of ________ __, 2025 (as amended from time to time, the “LLC Agreement”).

RECITALS

WHEREAS, the Company was formed as a Delaware limited liability company and is governed under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (the “Act”) and the LLC Agreement;

WHEREAS, the New Series was previously formed as a series of limited liability company interests in accordance with the A&R Agreement;

WHEREAS, the Original Series II Series Agreement is hereby amended and restated by this Series Agreement upon the execution of the LLC Agreement; and

WHEREAS, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the New Series shall be enforceable against the assets of the New Series only, and not against the assets of the Company generally or any other Series, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other Series shall be enforceable against the assets of the New Series.

NOW THEREFORE, the Original Series II Series Agreement is hereby amended and restated in its entirety and the terms of the Series Agreement of the New Series are as follows:

1.	CREATION OF SERIES.

A	New Series.

In accordance with Section 1.3 of the LLC Agreement, the New Series hereby continues upon the execution of the LLC Agreement. The New Series shall be a “Series” for purposes of the LLC Agreement, with terms as are set forth herein and in the LLC Agreement. For all purposes of the Act, this Series Agreement together with each other Series Agreement of another Series and the LLC Agreement constitute the “limited liability company agreement” of the Company within the meaning of the Act. This Series Agreement is incorporated by reference into the LLC Agreement. This Series Agreement may have the effect of altering, supplementing or amending the LLC Agreement, and to the extent that any of the terms or provisions of this Series Agreement conflict with any of the terms or provisions of the LLC Agreement, the terms or provisions of this Series Agreement shall control with respect to the New Series and the Members associated with the New Series. The New Series shall be a registered series of limited liability company interests in the Company under Section 18-218 of the Act.

B.	Name of New Series.

The name of the New Series is ISQ Open Infrastructure Company LLC – Series II.

II.	MISCELLANEOUS PROVISIONS.

A.	Amendments.

This Series Agreement may be modified, altered, supplemented or amended by (i) the Board or (ii) pursuant to an amendment to the LLC Agreement signed by the Series II Controlling Shareholder.

B.	Binding Effect.

This Series Agreement is binding upon and inures to the benefit of the Company and the Members associated with the New Series, to the extent permitted by this Series Agreement, their respective legal representatives, successors and permitted assigns.

C.	Governing Law.

This Series Agreement, and all claims or causes of action (whether in contract, tort, statute, common law or otherwise) that may be based upon, arise out of or relate to this Series Agreement, or the negotiation, execution or performance of this Series Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Series Agreement or as an inducement to enter into this Series Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of Delaware.

D.	Construction.

Whenever the singular number is used in this Series Agreement and when required by the context, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter or non-binary genders and vice versa.

E.	Severability.

If any term, provision, covenant or condition of this Series Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Series Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

F.	Integration.

The LLC Agreement this Series Agreement and the other Series Agreements of other Series constitute the entire agreement between the parties hereto and thereto pertaining to the subject matter hereof and thereof and supersede all prior agreements and understandings pertaining hereto and thereto.